SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MORGAN STANLEY (Exact Name of Registrant as Specified in Its Charter) DELAWARE (State of Incorporation or Organization) 36-3145972 (I.R.S. Employer Identification No.)	MORGAN STANLEY CAPITAL TRUST VIII (Exact Name of Registrant as Specified in Its Certificate of Trust) DELAWARE (State of Incorporation or Organization) 20-1390869 (I.R.S. Employer Identification No.)

1585 Broadway
New York, New York	10036

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant of General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:
333-131266 and 333-131266-03

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Capital Securities	New York Stock Exchange, Inc.
(and the Guarantee with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrants’ Securities to be Registered.

     The classes of securities registered hereby consist of (i) the 6.45% Capital Securities (the “Capital Securities”) representing preferred undivided beneficial interests in the assets of Morgan Stanley Capital Trust VIII, a statutory trust formed under the laws of the State of Delaware (the “Trust”), and (ii) the Guarantee with respect thereto (the “Guarantee”) issued by Morgan Stanley.

     For a description of the Capital Securities and the Guarantee, reference is made to the information set forth under the headings: (a) “Description of Capital Securities” and “Description of Guarantees” in the prospectus relating to the Capital Securities and the Guarantee contained in the Registration Statement on Form S-3 (Registration Nos. 333-131266 and 333-131266-03) filed with the Securities and Exchange Commission (the “Commission”) on January 25, 2006, as amended by Amendment No. 1 thereto filed with the Commission on January 26, 2006, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended, being hereinafter referred to as the “Registration Statement”), and (b) “Description of Capital Securities” and “Description of Guarantee” in the prospectus supplement dated April 19, 2007 covering the Capital Securities that was filed on April 20, 2007 pursuant to Rule 424(b) under the Act. The above mentioned descriptions contained in the Registration Statement, the prospectus and the prospectus supplement are incorporated herein by reference.

Item 2.	Exhibits.

2.1	Registration Statement (see Item 1 above).

2.2

Certificate of Trust of the Trust, dated June 17, 2004 (referenced in Exhibit 4-hh to the Registration Statement, and incorporated by reference to Exhibit 4-gg to Registration Statement No. 333-117752).

2.3	Trust Agreement of the Trust, dated June 17, 2004 (referenced in Exhibit 4-ll to the Registration Statement, and incorporated by reference to Exhibit 4-vv to Registration Statement No. 333-117752).

2.4

Amended and Restated Trust Agreement (including the form of Capital Securities Certificate attached as Exhibit D thereto) of the Trust dated as of April 26, 2007 used in connection with the issuance of the Capital Securities, incorporated herein by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed on April 26, 2007.

2.5	Form of Capital Securities Guarantee (contained in Exhibit 4-ww to the Registration Statement).

2.6

Junior Subordinated Indenture, dated as of October 12, 2006, between Morgan Stanley and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on October 12, 2006.

2.7	Copy of Junior Subordinated Debenture, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed on April 26, 2007.

2.8*	Underwriting Agreement for Capital Securities, dated as of April 19, 2007.
_______
* Filed herewith

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:    April 26, 2007

MORGAN STANLEY CAPITAL
TRUST VIII

By:	/s/ Jai Sooklal

	Name:	Jai Sooklal
	Title:	Administrator

MORGAN STANLEY

By:	/s/ Jai Sooklal

	Name:	Jai Sooklal
	Title:	Assistant Treasurer